UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PHARMASSET, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0406340
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

303-A College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-133907

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The description of the common stock, par value $0.001 per share (the “Common Stock”) of Pharmasset, Inc. (the “Registrant”) to be registered hereunder is set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-133907) as originally filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2006, and as subsequently amended (the “S-1 Registration Statement”), and in the prospectus included in the S-1 Registration Statement and is hereby incorporated by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which includes a description of the Common Stock to be registered hereunder shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

PHARMASSET, INC.

April 24, 2007	By:	/s/ P. Schaefer Price
		Name:	P. Schaefer Price
		Title:	President and Chief Executive Officer

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